Exhibit 99.(a)(1)(H)

iSTAR FINANCIAL INC.
OFFER TO EXCHANGE HIGH PERFORMANCE COMMON STOCK-SERIES 1, HIGH PERFORMANCE COMMON STOCK-SERIES 2 AND HIGH PERFORMANCE COMMON
STOCK-SERIES 3

AMENDED ELECTION FORM

Before signing this election form, please make sure you have received, read and understood the documents that make up this offer (“Offer”), including the Offer to Exchange Letter (the “Offer Letter”) to all holders of iStar Financial Inc.’s (“we”, “us”, “our”, the “Company” or “iStar”) issued and outstanding shares of (i) High Performance Common Stock-Series 1 (the “HPU Series 1 Shares”), (ii) High Performance Common Stock-Series 2 (the “HPU Series 2 Shares”) and (iii) High Performance Common Stock-Series 3 (the “HPU Series 3 Shares”, and together with HPU Series 1 Shares and HPU Series 2 Shares, the “HPU Shares”) and the documents related thereto.  The Offer is subject to the terms of these documents as they may be amended.  The Offer provides holders of the opportunity to exchange HPU Shares for the Stock Consideration (as defined in the Offer Letter), the Cash Consideration (as defined in the Offer Letter) or a combination of the Stock Consideration and the Cash Consideration as set forth in “Procedure for Tendering HPU Shares” in the Offer Letter.  This Offer expires at 11:59 p.m., Eastern Time, on August 12, 2015, unless extended.  PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

In accordance with the terms outlined in the Offer documents, the number of Shares or cash you receive will be based on the exchange ratios as described in “Procedure for Tendering HPU Shares” in the Offer Letter.  You will lose your rights to all exchanged HPU Shares that are cancelled under the Offer.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

If you would like to participate in this Offer, please indicate your election by checking one of the boxes below and completing and signing this election form.  Please be sure to follow the instructions, which are attached.

To participate in the Offer to exchange some or all of your HPU Shares, you must sign, date and deliver the completed and attached election form via mail, facsimile or e-mail (via PDF or similar imaged document file) to the Company by 11:59 p.m., Eastern Time, on August 12, 2015, unless extended, to:

iStar Financial Inc.

Attention: Geoffrey Dugan, General Counsel, Corporate & Secretary

One Sansome Street, 30th Floor

San Francisco, CA 94104

Fax: (415) 367-8994

E-mail: hpuoffer@istar.com

A pre-addressed, pre-paid envelope has previously been provided for your convenience.

Only responses that are complete, signed and actually received by the Company through the methods described above by the deadline will be accepted.

Please check the appropriate box:

☐   TENDER OF ALL HPU SHARES:  Yes, I wish to participate in the Offer as to ALL of my HPU Shares.  I would like to exchange all of the HPU Shares specified below for the Stock Consideration, the Cash Consideration or a combination of the Stock Consideration and the Cash Consideration, as indicated below.

HPU Shares in exchange FOR THE STOCK CONSIDERATION.

Series of HPU Share	Number of HPU Shares Tendered FOR THE STOCK CONSIDERATION
HPU Series 1 Shares
HPU Series 2 Shares
HPU Series 3 Shares

HPU Shares in exchange FOR THE CASH CONSIDERATION.

Series of HPU Share	Number of HPU Shares Tendered FOR THE CASH CONSIDERATION
HPU Series 1 Shares
HPU Series 2 Shares
HPU Series 3 Shares

All of my HPU Shares will be cancelled irrevocably upon acceptance and payment for my HPU Shares tendered in the Offer.

OR

☐   PARTIAL TENDER OF HPU SHARES:  Yes, I wish to participate in the Offer as to some, but not all, of my HPU Shares, as listed below (please list):

HPU Shares in exchange FOR THE STOCK CONSIDERATION.

Series of HPU Share	Number of HPU Shares Tendered FOR THE STOCK CONSIDERATION
HPU Series 1 Shares
HPU Series 2 Shares
HPU Series 3 Shares

HPU Shares in exchange FOR THE CASH CONSIDERATION.

Series of HPU Share	Number of HPU Shares Tendered FOR THE CASH CONSIDERATION
HPU Series 1 Shares
HPU Series 2 Shares
HPU Series 3 Shares

Only HPU Shares that are specifically listed above will be cancelled irrevocably upon acceptance and payment for my HPU Shares tendered in the Offer.

I understand that this election form will replace any election form I previously submitted to the Company.

HPU Shareholder Signature

HPU Shareholder Name (Please print)

Date	E-mail Address:

RETURN TO iSTAR VIA MAIL, FACSIMILE AT (415) 367-8994 OR E-MAIL AT

hpuoffer@istarfinancial.com NO LATER THAN 11:59 P.M., EASTERN TIME, ON AUGUST 12, 2015